SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                         36-0899825
                                                       (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois                   60670-0126
  (Address of principal executive offices)                    (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                       Chicago, Illinois   60670-0286
            Attn: Lynn A. Goldstein, Law Department (312) 732-6919 (Name, address and telephone number of agent for service)

                           DIAMOND SHAMROCK, INC.
            (Exact name of obligor as specified in its charter)

     Delaware                                             74-2456753
(State or other jurisdiction of                      (I.R.S. employer
   incorporation or organization)                    identification number)

     9830 Colonnade Boulevard
     San Antonio, Texas                                   78230
    (Address of principal executive offices)             (Zip Code)


                            Debt Securities
                        (Title of Indenture Securities)


Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16.  List of exhibits.   List below all exhibits filed as a
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of May, 1995.

                 The First National Bank of Chicago,
                 Trustee,

                 By  /s/ R. D. Manella

                     R. D. Manella
                     Vice President and Senior Counsel
                     Corporate Trust Services Division

* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                            May 16, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Diamond Shamrock, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   The First National Bank of Chicago

                                   By:  /s/ R. D. Manella

                                        R. D. Manella
                                        Vice President and Senior Counsel
                                        Corporate Trust Services Division

                                 EXHIBIT 7


     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:  The First National Bank of Chicago  Call Date: 12/31/94
                                                       ST-BK: 17-1630 FFIEC 031
Address:  One First National Plaza, Suite 0460                 Page RC-1
City, State  Zip:  Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                      Dollar Amounts            C400    <-
                                      in Thousands  RCFD    BIL MIL THOU


ASSETS
1.  Cash and balances due from
      depository institutions
      (from Schedule RC-A):
    a.  Noninterest-bearing balances
           and currency and coin(1)...              0081    3,776.149   1.a.
    b.  Interest-bearing balances(2)..              0071    7,670,634   1.b.

2.  Securities
    a.  Held-to-maturity securities
          (from Schedule RC-B, column A).           1754      163,225   2.a.
    b.  Available-for-sale securities
          (from Schedule RC-B, column D).           1773      533,857   2.b.

3.  Federal funds sold and securities
      purchased under agreements to resell
      in domestic offices of the bank and
      its Edge and Agreement subsidiaries,
      and in IBFs:
    a.  Federal Funds sold. . . . . . . .            0276   4,037,205   3.a.
    b.  Securities purchased under
        agreements to resell. . . . . . .            0277     423,381   3.b.

4.  Loans and lease financing receivables:
    a.  Loans and leases, net of unearned  RCFD 2122
          income (from Schedule RC-C) . . 15,617,618                    4.a.

    b. LESS: Allowance for loan and        RCFD 3123
          lease losses. . . . . . . . . .    351,191                    4.b.

    c. LESS: Allocated transfer risk       RCFD 3128
          reserve . . . . . . . . . . . .         0                     4.c.

    d. Loans and leases, net of unearned
         income, allowance, and reserve
         (item 4.a minus 4.b and 4.c) . .            2125   15,266,427  4.d.

5.  Assets held in trading accounts . . .            3545    8,227,304  5.

6.  Premises and fixed assets (including
      capitalized leases) . . . . . . . .            2145      512,222  6.

7.   Other real estate owned
       (from Schedule RC-M) . . . . . . .            2150       46,996  7.

8.  Investments in unconsolidated subsidiaries
      and associated companies
      (from Schedule RC-M). . . . . . . .            2130        7,571  8.

9.  Customers' liability to this bank on
      acceptances outstanding . . . . . .            2155      507,151  9.

10. Intangible assets
      (from Schedule RC-M). . . . . . . .            2143      120,504  10.

11. Other assets (from Schedule RC-F) . .            2160    1,250,306  11.

12. Total assets
      (sum of items 1 through 11) . . . .            2170   42,542,932  12.

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  The First National Bank of Chicago Call Date: 12/31/94
                                                      ST-BK: 17-1630 FFIEC 031
Address:  One First National Plaza, Suite 0460               Page RC-2
City, State  Zip:  Chicago, IL  60670-0460
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued

                                     Dollar Amounts
                                      in Thousands         Bil Mil Thou
LIABILITIES

13.  Deposits:
     a. In domestic offices (sum of
        totals of columns A and C
        from Schedule RC-E, part 1)...            RCON 2200  15,103,504 13.a.
    (1) Noninterest-bearing(1) ...     RCON 6631
                                       6,129,078                        13.a.(1)

    (2) Interest-bearing . . . . . . . RCON 6636
                                       8,974,426                        13.a.(2)

     b.  In foreign offices, Edge and
           Agreement subsidiaries, and
           IBFs (from Schedule RC-E,
           part II). . . . . . . . . .            RCFN 2200  10,633,999  13.b.

         (1)  Noninterest bearing. . . RCFN 6631
                                         460,916                        13.b.(1)

         (2)  Interest-bearing . . . . RCFN 6636
                                      10,173,083                        13.b.(2)

14.  Federal funds purchased and securities
       sold under agreements to repurchase
       in domestic offices of the bank and
       of its Edge and Agreement
       subsidiaries, and in IBFs:

     a.  Federal funds purchased . . .            RCFD 0278   2,883,499 14.a.

     b.  Securities sold under agreements
           to repurchase . . . . . . .            RCFD 0279     502,401 14.b.

15.  a.  Demand notes issued to the U.S.
           Treasury. . . . . . . . . .            RCON 2840     112,289 15.a.

     b.  Trading Liabilities . . . . .            RCFD 3548   4,798,720 15.b.

16.  Other borrowed money:
     a.  With original maturity of one
           year or less. . . . . . . .            RCFD 2332   2,355,421 16.a.

     b.  With original maturity of more
           than one year . . . . . . .            RCFD 2333     382,801 16.b.

17.  Mortgage indebtedness and obligations
       under capitalized leases. . . .            RCFD 2910     275,794 17.

18.  Bank's liability on acceptance
       executed and outstanding. . . .            RCFD 2920     507,151 18.

19.  Subordinated notes and debentures            RCFD 3200   1,225,000 19.

20.  Other liabilities (from
       Schedule RC-G). . . . . . . . .            RCFD 2930     860,989 20.

21.  Total liabilities (sum of
       items 13 through 20). . . . . .            RCFD 2948  39,641,568 21.

22.  Limited-Life preferred stock and
       related surplus . . . . . . . .            RCFD 3282         0   22.

EQUITY CAPITAL

23.  Perpetual preferred stock and
       related surplus . . . . . . . .            RCFD 3838         0   23.

24.  Common stock. . . . . . . . . . .            RCFD 3230     200,858 24.

25.  Surplus (exclude all surplus
       related to preferred stock) . .            RCFD 3839   2,273,657 25.

26.  a.  Undivided profits and
           capital reserves. . . . . .            RCFD 3632     431,545 26.a.

     b.  Net unrealized holding
           gains (losses) on
           available-for-sale
           securities. . . . . . . . .            RCFD 8434     (4,184) 26.b.

27.  Cumulative foreign currency
       translation adjustments . . . .            RCFD 3284       (512) 27.

28.  Total equity capital (sum of
       items 23 through 27). . . . . .            RCFD 3210   2,901,364 28.

29.  Total liabilities, limited-life
       preferred stock, and equity
       capital (sum of items 21, 22,
       and 28) . . . . . . . . . . . .            RCFD 3300  42,542,932 29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external
                                                         Number
                                                      RCFD 6724 N/A    M.1.
auditors as of any date during 1993. . . .

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing auditors standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm
    (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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